Exhibit 99.1

TRIO-TECH REPORTS 82% REVENUE GROWTH IN Q2 FY2026, REFLECTING EXPANDING ROLE IN AI AND EV SEMICONDUCTOR RELIABILITY TESTING

Van Nuys, Calif. – February 13, 2026 – Trio-Tech International (NYSE MKT: TRT), a comprehensive provider of semiconductor back-end solutions and a global value-added supplier of electronic equipment, today announced financial results for its fiscal second quarter ended December 31, 2025. The Company reported 82% year-over-year revenue growth, driven primarily by strong demand for advanced semiconductor testing services supporting AI compute chips and EV power devices, along with continued growth in aerospace-related industrial electronics.

Trio-Tech International Chairman and CEO S.W. Yong’s Comments

Semiconductor Back-End Solutions Driving Growth

“We delivered a strong quarter marked by substantial revenue growth and improved operating performance, driven by continued momentum in our Semiconductor Back-End Solutions segment, which is increasingly serving customers developing AI compute chips and EV power devices that require advanced reliability and performance validation.

“Demand for final test services supporting next-generation semiconductor products remained robust during the quarter, reflecting our customers’ growing focus on device reliability, yield optimization, and compliance with increasingly stringent performance standards. As AI and electrification trends drive greater complexity in semiconductor design, our testing capabilities are becoming increasingly critical to our customers’ development and qualification processes.

“We believe Trio-Tech is well-positioned as a critical infrastructure partner for semiconductor reliability and performance validation, particularly for customers operating in high-growth, high-value markets such as AI and electric vehicles. At the same time, we continue to invest in our capabilities and regional footprint to capitalize on anticipated growth opportunities in these expanding end markets. Our focused approach, combined with expanding testing activity across Southeast Asia and increasing demand outside of China, continues to support strong segment performance.

“In our Industrial Electronics segment, revenue growth was driven by higher sales of aerospace-related products and increased equipment demand, reflecting the benefits of our ongoing expansion into diversified end markets. With a solid balance sheet and continued operational discipline, we remain focused on executing our strategy and positioning the Company for sustainable growth through the remainder of fiscal 2026.”

Fiscal 2026 Second Quarter Financial Results

•	Total revenue: $15.6 million, an 82% increase from $8.6 million in Q2 FY2025.

•	Semiconductor Back-End Solutions: $12.4 million, up 113% from $5.8 million in the prior year quarter, driven by higher testing volumes.
•	Industrial Electronics: $3.3 million, up 17% from $2.8 million, reflecting steady demand across industrial and commercial applications.
•	Gross margin: $2.5 million, or 16% of revenue, compared to $2.2 million, or 26%, in the prior year period; the decline reflects a higher proportion of lower-margin, high-volume testing services.
•	Operating income: $97 thousand, compared to an operating loss of $3 thousand in Q2 FY2025.
•

Net income attributable to common shareholders: $126 thousand, or $0.01 per diluted share, compared to $507 thousand, or $0.06 per diluted share, in the prior year quarter. The prior-year period included a $550 thousand foreign currency gain; excluding this item, the Company meaningfully improved its year-over-year profitability.

•	Cash, cash equivalents, and restricted cash: $19.2 million as of December 31, 2025, compared to $19.5 million at June 30, 2025.

Fiscal 2026 First Six Months Financial Results

•	Total revenue: $31.2 million, a 69% increase from $18.4 million in the year ago period.
•	Semiconductor Back-End Solutions: $23.8 million, up 88% from $12.7 million in the prior year period.
•	Industrial Electronics: $7.3 million, up 28% from $5.7 million in the year-ago period.
•	Gross margin: $5.1 million, or 16% of revenue, compared to $4.5 million, or 25%, in the prior year period.
•	Operating income: $143 thousand, compared to operating income of $130 thousand a year ago.
•	Net income attributable to common shareholders: $203 thousand, or $0.02 per diluted share, compared to $271 thousand, or $0.03 per diluted share, in the prior year period.

Outlook

Trio-Tech expects continued demand for its semiconductor back-end testing services through fiscal 2026, supported by customer programs for advanced and AI-related devices. The Company anticipates increased contributions from its Industrial Electronics segment. Trio-Tech remains focused on operational efficiency, disciplined capital allocation, and maintaining a strong liquidity position to support long-term growth and profitability.

About Trio-Tech International

Trio-Tech International (NYSE MKT: TRT) is a California-based company operating in the United States, Singapore, Malaysia, Thailand, and China. Founded in 1958, Trio-Tech is a leading provider of semiconductor testing services, manufacturing solutions, and value-added distribution services. The Company’s diversified business segments include Semiconductor Back-End Solutions and Industrial Electronics.

For more information, visit www.triotech.com and www.universalfareast.com.

Forward-Looking Statements

This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; the divestiture of one or more business segments in response to, among other factors, changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, imposition of tariffs, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; trade tension between U.S. and China and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this release are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions. Many of these risks and uncertainties are beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission including its reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

For inquiries, please contact:

PondelWilkinson Inc.
Todd Kehrli or Jim Byers
tkehrli@pondel.com | jbyers@pondel.com

Tables to Follow

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	December 31,	June 30,
	2025	2025
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,404	$10,890
Short-term deposits	4,059	5,817
Trade accounts receivable, less allowance for expected credit losses of $193 and $35, respectively	13,455	10,804
Other receivables	716	608
Inventories, less provision for obsolete inventories of $823 and $851, respectively	2,835	2,262
Prepaid expense and other current assets	389	384
Restricted term deposits	819	816
Total current assets	34,677	31,581
NON-CURRENT ASSETS:
Deferred tax assets	94	91
Investment properties, net	319	345
Property, plant and equipment, net	5,875	6,021
Operating lease right-of-use assets	2,551	864
Other assets	272	231
Restricted term deposits	1,941	1,935
Total non-current assets	11,052	9,487
TOTAL ASSETS	$45,729	$41,068

LIABILITIES
CURRENT LIABILITIES:
Lines of credit	$401	$141
Accounts payable	5,527	1,896
Accrued expense	4,624	3,036
Contract liabilities	128	250
Income taxes payable	122	122
Current portion of bank loans payable	271	256
Current portion of finance leases	13	43
Current portion of operating leases	617	540
Total current liabilities	11,703	6,284
NON-CURRENT LIABILITIES:
Bank loans payable, net of current portion	310	428
Operating leases, net of current portion	1,934	324
Deferred tax liabilities	14	10
Other non-current liabilities	32	31
Total non-current liabilities	2,290	793
TOTAL LIABILITIES	$13,993	$7,077

EQUITY
TRIO-TECH INTERNATIONAL SHAREHOLDERS’ EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 8,736,110 and 8,625,610 shares issued outstanding as at December 31, 2025 and June 30, 2025, respectively	$13,774	$13,490
Paid-in capital	6,092	5,979
Accumulated retained earnings	11,068	12,037
Accumulated other comprehensive income-translation adjustments	2,579	2,522
Total Trio-Tech International shareholders’ equity	33,513	34,028
Non-controlling interest	(1,777)	(37)
TOTAL EQUITY	$31,736	$33,991
TOTAL LIABILITIES AND EQUITY	$45,729	$41,068

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME / (LOSS)

UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2025	2024	2025	2024
Revenue
Semiconductor Back-end Solutions	$12,357	$5,809	$23,809	$12,688
Industrial Electronics	3,284	2,801	7,336	5,715
Others	8	9	18	15
	15,649	8,619	31,163	18,418

Cost of Sales	13,150	6,401	26,079	13,878

Gross Margin	2,499	2,218	5,084	4,540

Operating Expense:
General and administrative	2,197	1,965	4,371	3,929
Selling	99	176	370	326
Research and development	106	114	200	202
Gain on disposal of property, plant and equipment	-	(34)	-	(47)
Total operating expense	2,402	2,221	4,941	4,410

Income / (Loss) from Operations	97	(3)	143	130

Other Income / (Expense)
Interest expense	(22)	(13)	(30)	(26)
Other income, net	237	686	422	321
Government grant	-	5	4	71
Total other income	215	678	396	366

Income from Continuing Operations before Income Taxes	312	675	539	496

Income Tax Expense	(77)	(139)	(141)	(190)

Income from Continuing Operations before Non-controlling Interest, Net of Taxes	235	536	398	306

Discontinued Operations
Income / (Loss) from discontinued operations, net of tax	56	(7)	58	-
Net Income	291	529	456	306

Less: Net income attributable to non-controlling interest	165	22	253	35
Net Income Attributable to Common Shareholders	$126	$507	$203	$271

Amounts Attributable to Common Shareholders:
Income from continuing operations, net of tax	95	511	171	271
Income / (Loss) from discontinued operations, net of tax	31	(4)	32	-
Net Income Attributable to Common Shareholders	$126	$507	$203	$271

Basic Earnings per Share:
Basic earnings per share from continuing operations	$0.01	$0.06	$0.02	$0.03
Basic earnings from discontinued operations	-	-	-	-
Basic Earnings per Share from Net Income	$0.01	$0.06	$0.02	$0.03

Diluted Earnings per Share:
Diluted earnings per share from continuing operations	$0.01	$0.06	$0.02	$0.03
Diluted earnings per share from discontinued operations	-	-	-	-
Diluted Earnings per Share from Net Income	$0.01	$0.06	$0.02	$0.03

Weighted Average Number of Common Shares Outstanding(1)
Basic	8,697	8,501	8,662	8,500
Dilutive effect of stock options	667	306	383	238
Number of Shares Used to Compute Earnings Per Share Diluted	9,364	8,807	9,045	8,738

(1)

On January 5, 2026, the Company effected a two-for-one forward stock split of the Company's issued Common Stock. All share and per-share amounts included in the accompanying condensed consolidated financial statements have been retrospectively adjusted to reflect the stock split.

	Three Months Ended		Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2025	2024	2025	2024
Comprehensive Income / (Loss) Attributable to Common Shareholders:

Net income	$291	$529	$456	$306
Foreign currency translation, net of tax	465	(1,794)	395	220
Comprehensive Income / (Loss)	756	(1,265)	851	526
Less: comprehensive income / (loss) attributable to non-controlling interest	167	(2)	292	137
Comprehensive Income / (Loss) Attributable to Common Shareholders	$589	$(1,263)	$559	$389